UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 28, 2025

reAlpha Tech Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-41839	86-3425507
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6515 Longshore Loop, Suite 100, Dublin, OH 43017

(Address of principal executive offices and zip code)

(707) 732-5742

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AIRE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 §240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 28, 2025, the compensation committee (the “Compensation Committee”) of the board of directors (the “Board”) of reAlpha Tech Corp. (the “Company”) approved (i) in connection with the RSU Grants (as defined below), a form of restricted stock unit award agreement (the “RSU Award Agreement”) to be used for grants of restricted stock units (each, an “RSU” and collectively, “RSUs”) to the Company’s executive officers and/or other eligible participants under the Company’s 2022 Equity Incentive Plan (as amended, the “Plan”); and (ii) the grant of RSU awards, with each RSU representing the right to receive one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), to be issued upon vesting and settlement under the Plan for each fiscal quarter of 2025, including the fiscal quarter ended March 31, 2025 (the “RSU Grants”). The Compensation Committee approved the RSU Grants to be made pursuant to the form of the RSU Award Agreement.

The RSU Grants will be awarded to the Company’s executive officers and certain other members of (each, an “Award Recipient” and collectively, the “Award Recipients”), as determined by the Compensation Committee. The Compensation Committee approved the RSU Grants to provide additional compensation to such Award Recipients in connection with its review of the Company’s overall compensation structure and peer group compensation practices presentation prepared by the Company’s management. The RSU Grants awarded to the Company’s executive officers will be paid in the quarterly amounts set forth below:

Name	Title	Quarterly Amounts
Giri Devanur	Chief Executive Officer	$62,500
Michael J. Logozzo	Chief Operating Officer and President	$62,500
Piyush Phadke	Chief Financial Officer	$62,500

Each Award Recipient will receive, for each fiscal quarter of 2025, a number of RSUs based on and equal to the quotient of: (i) the applicable dollar amount for such Award Recipient divided by (ii) the closing price of the Common Stock, as reported on Nasdaq.com, on the grant date of such RSUs, which grant date, for any given fiscal quarter of 2025, will be 30 calendar days after the last calendar day of such fiscal quarter, or if such date is a non-trading day, then the trading day immediately prior to such date, in each case, subject to the corresponding vesting schedule and other terms and conditions set forth in any related RSU Award Agreements and the Plan.

The RSU Grants earned in a fiscal quarter will vest as follows: (i) 50% will vest on the date that is 12 months from the date of grant and (ii) the remaining 50% will vest in four equal quarterly installments over the next 12-month period thereafter. The grant of RSU Grants and vesting thereof are subject to the continuous service of each eligible Award Recipient on the applicable grant and vesting dates of such RSU Grants, and any unvested RSU Grants will be forfeited upon an Award Recipient’s separation from service with the Company.

The foregoing description of the RSU Award Agreement does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the full text of the RSU Award Agreement, a copy of which is filed hereto as Exhibit 10.1, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1*+	Form of 2022 Equity Incentive Plan Restricted Stock Unit Award Agreement.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith.

+	Indicates management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 30, 2025	reAlpha Tech Corp.

	By:	/s/ Giri Devanur
Giri Devanur
Chief Executive Officer

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